Exhibit 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 18, 2001, except for Note 15 which is as of February 28, 2001, relating to the financial statements and financial statement schedules of Polycom, Inc., which appear in Polycom, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2000.

/s/ PricewaterhouseCoopers LLC

PricewaterhouseCoopers LLC
San Jose, California
April 30, 2001